UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008

PNA Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-142896	04-3756642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Northridge Road Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 641-6460

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2008, PNA Group Holding Corporation, a Delaware corporation (“PNAG Holding”) and the indirect parent of PNA Group, Inc. (“PNA”), the stockholders of PNAG Holding (the “Stockholders”), and RSAC Management Corp., a California corporation (the “Purchaser”) entered into a Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, the Purchaser will purchase all of issued and outstanding shares of capital stock of PNAG Holding from the Stockholders (the “Transaction”). The Transaction is valued at approximately $1.1 billion.

The parties have made customary representations, warranties and covenants in the Agreement, and the respective obligations of each party to consummate the Transaction will be subject to typical closing conditions, including, among other things, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Agreement may be terminated at any time prior to the closing of the Transaction by either the Purchaser or PNAG Holding if (i) the closing has not occurred before October 2, 2008, (ii) a governmental order prohibiting the transactions contemplated by the Agreement has become final and nonappealable or (iii) if both parties have mutually consented to the termination in writing.

Item 8.01. Other Events.

On June 17, 2008, PNA issued a press release relating to the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Forward-Looking Statements

PNA may make statements herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that PNA expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or PNA’s future performance and are subject to unknown risks, uncertainties and other factors not under PNA’s control which may cause the actual results, performance or achievement of PNA to be materially different from the results, performance or other expectations implied by these forward-looking statements, including without limitation the failure of the Transaction to be consummated. For a further discussion of such risks, uncertainties and factors, PNA encourages you to read its documents on file with the SEC. Except as required by law, PNA does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit #	Description
2.1	Stock Purchase Agreement, dated as of June 16, 2008, by and among PNA Group Holding Corporation, the stockholders named therein and RSAC Management Corp.

99.1	Copy of PNA’s press release, issued June 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNA GROUP, INC.

Date: June 17, 2008	By:	/s/ William S. Johnson
	Name:	William S. Johnson
	Title:	Chief Financial Officer